EXHIBIT 5.1

                   [TROOP MEISINGER STEUBER & PASICH - Header]

                                 July 23, 1998


Hawthorne Financial Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245


Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Hawthorne Financial Corporation, a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 200,000 shares of Common Stock (the "Shares"), of the Company issuable pursuant to the Company's 1995 Stock Option Plan (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prosepectus constituting a part thereof.

                                       Respectfully submitted,

                                       /s/ Troop Meisinger Steuber & Pasich, LLP

                                       TROOP MEISINGER STEUBER & PASICH, LLP


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